Confidential Treatment Requested: Information for which confidential treatment has been requested is omitted and is noted with asterisks. An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

Exhibit 10.2
AMENDMENT NO. 7 TO SERVICING AGREEMENT

This Amendment No. 7 to Servicing Agreement (“Amendment No. 7”) is made and entered into as of March 24, 2017 (“Amendment Effective Date”) by and between Blackhawk Network, Inc., an Arizona corporation (“Servicer”), and MetaBank, dba Meta Payment Systems, a federal savings bank (“Bank”) and relates to that certain Servicing Agreement dated March 30, 2012, by and between Servicer and Bank, as amended by Amendment No. 1 to Servicing Agreement, dated November 5, 2012 (“Amendment No. 1”), Amendment No. 2 to Servicing Agreement, dated October 31, 2013 (“Amendment No. 2”), the First Addendum to Servicing Agreement, dated May 30, 2014 (“Addendum No. 1”), Amendment No. 3 to Servicing Agreement, dated June 13, 2014 (“Amendment No. 3”), the Second Addendum to Servicing Agreement, dated October 1, 2015 (“Addendum No. 2”), the Amendment No. 4 to Servicing Agreement dated May 6, 2016 (“Amendment No. 4”), the Amendment No. 5 to Servicing Agreement dated June 16, 2016 (“Amendment No. 5”), and the Amendment No. 6 to Servicing Agreement dated December 21, 2016 (“Amendment No. 6”)(together, the “Agreement”). Each of Servicer and Bank may be referred to herein as a “Party” or collectively as the “Parties”. Capitalized terms used herein but not otherwise defined in this Amendment shall have the meaning assigned to them in the Agreement (as hereinafter defined and as amended herein).

RECITALS

Whereas, the Parties desire to amend the Agreement as more fully set forth below.

AGREEMENT

NOW, THEREFORE, each of the Parties for good and valuable consideration exchanged and intending to be legally bound, hereby mutually agree as follows:

1.	The following definition is added to Article I of the Agreement:

“Load” means the initial addition of funds or value which occurs upon activation of a Card.

2.
The following sentences shall be added to the end of the first paragraph of Section II(b) of Schedule A to the Agreement, as previously deleted and replaced in Amendment No. 3 as well as amended in Amendment No. 4, and all references to “Activated” in this Section II(b) of Schedule A to the Agreement are hereby replaced with the term “Loaded”:

“For all Loads occurring on or after January 1, 2017, the Supplemental Fee shall be a percentage (the “Supplemental Fee Rate”) of the aggregate load amount of all Subject Cards that were Loaded during the calendar month that is [**] months prior to the Subject Month, as set forth in Attachment 2 to Amendment No. 7. The Supplemental Fee shall not be applied to any amounts refunded to a Cardholder.”

3.	Section II(e) of Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:

“(e)    Servicer shall pay Bank a Card Fee as follows:

(i)	Servicer shall pay to Bank a fee of [**] for each Card Loaded with funds after January 1, 2017 (the “Card Fee”).

(ii)
Bank shall calculate the average daily Net Deposits for each month (the “Average Daily Net Deposits”). “Net Deposits” means (i) the total amount of deposits in the Operating Accounts, Funding Accounts and Settlement Accounts and Proceeds Account, less (ii) the cumulative amount of Supplement Fees that have been paid to Servicer pursuant to this Agreement or pursuant to the Card Program Management Agreement between the Parties dated June 29, 2007.

(iii)	At the end of the 2017 calendar year and at the end of each calendar year thereafter during the Term, Bank shall calculate an average of that year’s Average Daily Net

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested: Information for which confidential treatment has been requested is omitted and is noted with asterisks. An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

Deposits, i.e. the sum of each month’s Average Daily Net Deposits divided by twelve (the “Average Monthly Net Deposits”). Beginning in calendar 2017, Bank will compare the Average Monthly Net Deposits for 2017 to the Base Year. For this initial calculation “Base Year” shall mean Average Monthly Net Deposits during calendar year 2016; Base Year shall be reset to the year in which Average Monthly Net Deposits for that year have increased by at least [**] over the Average Monthly Net Deposits of the then Base Year. For any calendar year in which the Average Monthly Net Deposits increase by at least [**] over the applicable Base Year, then the Card Fee shall decrease by [**] per Card for the next calendar year (unless the Card Fee is at [**]). For Programs acquired by Servicer where such Program was already a Bank-issued Program managed by another program manager, the Base Year calculation will be adjusted to include the Average Monthly Net Deposits over the 12 months immediately prior to the date of the acquisition associated with the BIN(s) of such acquired Programs.”

4.	Schedule E is hereby amended by adding the provisions set forth on Attachment 2 to this Amendment No. 7.

5.
The Letter Agreement (referred to therein as the “Addendum”) between the Parties dated March 30, 2012, related to the payment of a commission on deposits to Servicer, is terminated effective December 31, 2016.

6.	Paragraph I of Amendment No. 6 is hereby amended by adding the following sentence to the end of the paragraph:

“Effective January 1, 2017, the Approved Revenue Rates set forth in this paragraph will apply to all physical and virtual Fee-Down Cards sold from any of Servicer’s retail ecommerce sites.”

7.
Except as specifically modified by this Amendment No. 7, the Agreement shall remain in full force and effect. This Amendment No. 7 may not be amended or modified except pursuant to a written agreement signed by each of the Parties hereto. This Amendment shall bind, and inure to the benefit of, Servicer and Bank and their successors and permitted assigns. This Amendment No. 7 may be executed in counterparts, which execution may be by facsimile or other electronic means, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment is executed by the Parties’ authorized officers or representatives and shall be effective as of the Amendment Effective Date.
Blackhawk Network, Inc.    MetaBank, dba Meta Payment Systems
By: /s/ Jerry Ulrich         By: /s/ Ian Stromberg
Name: Jerry Ulrich        Name: Ian Stromberg
Title: CFO        Title: SVP

Approved as to legal terms only
By /s/ Vicki Virkus
Meta Legal Team

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested: Information for which confidential treatment has been requested is omitted and is noted with asterisks. An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

Attachment 2

ADDITIONAL TERMS TO SCHEDULE E

SUPPLEMENTAL FEE RATES

As of January 1, 2017, the Supplement Fee Rate shall be as follows:

Calendar Quarter of Card Load	Applicable Supplemental Fee Rate*
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
AFTER [**]	To be agreed based on Parties quarterly rate review meetings

*    The calculated Supplemental Fee is payable [**].

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.